EXHIBIT 32.2

I, James F. Verhey, Chief Financial Officer of Kaiser Ventures LLC, certify that:

1. The Form 10-Q Report of Kaiser Ventures LLC for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form 10-Q Report of Kaiser Ventures LLC for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date:	November 10, 2003	/s/ James F. Verhey
James F. Verhey